SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2003

                       Riverview Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-22957 Commission File Number	91-1838969 (I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington (Address of principal executive offices)	98660 (Zip Code)

Registrant's telephone number (including area code): (360) 693-6650

                     Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

       On April 2, 2003, the Registrant announced that it expects to record an after tax impairment charge of approximately $1.5 million for its fiscal fourth quarter ended March 31, 2003 in connection with floating rate preferred stock that is held by Riverview Community Bank, the Registrant's wholly-owned subsidiary.

       For further information, reference is made to the Registrant's press release dated April 2, 2003, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

       Exhibit

          99          Press Release dated April 2, 2003.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIVERVIEW BANCORP, INC.

DATE: April 2, 2003	By: /s/ Ronald Wysaske Ronald Wysaske Executive Vice President and Treasurer

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Exhibit 99

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Press Release

Riverview Bancorp, Inc. to Record Fourth Quarter Non-Cash Charge as a Result of Investment Securities Write-Down

VANCOUVER, Wash. -- April 2, 2003--Riverview Bancorp, Inc., (Nasdaq:RVSB) the parent company of Riverview Community Bank, announced today that it expects to record a non-cash charge to earnings of approximately $1.5 million after tax, or $0.35 per share, for its fiscal fourth quarter ended March 31, 2003, in connection with securities the Bank holds for liquidity and income purposes. The charge is for the impairment of floating rate preferred stock of the Federal Home Loan Mortgage Corporation (FHLMC), and the Federal National Mortgage Association (FNMA). The Bank owns two issues of the preferred stock with a combined cost of $15.0 million and a combined market value of approximately $12.7 million at March 31, 2003. The two issues of the preferred stock pay dividends based on the two-year constant maturity treasury interest rates, and the amount of the dividend payment adjusts every two years.

"These securities are part of our interest rate risk management process," said Ron Wysaske, Executive Vice President and Chief Financial Officer of the Company and the Bank. "We balance the interest rate risk of holding fixed rate loans and investments by holding floating rate assets, which include loans and investments such as these. The problems in the U.S. economy, the conflict in the Middle East, and negative consumer sentiment have continued to weigh heavily on U.S. debt and equity markets. These factors have resulted in a precipitous and continued decline in market interest rates. The dividends paid by and the value of these securities depend on interest rates, and as a result the market value of these securities have fallen."

"As part of our continuing assessment and realignment of the investment portfolio, we concluded that these securities were impaired because they had suffered an 'other-than-temporary' decline in value, one that is not expected to recover in the near term," added Wysaske. "As part of our ongoing asset liability management we will continue to monitor the value of these securities and take additional charges if considered appropriate."

These securities are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 115. In accordance with SFAS 115, the determination of "other-than-temporary" impairment considers both the length of time and the extent to which the value of a security has declined. These write-downs are non-cash charges, which are recorded as realized losses in Riverview's income statement, with a corresponding reduction in unrealized losses in shareholders' equity, even though there were no sales of the securities. Any previous market value losses have already been reflected in the equity, or book value, of the Company. The Company plans to announce its March 31, 2003 quarterly and fiscal year financial results on May 5, 2003.

Riverview Bancorp, Inc. (www.riverviewbank.com) is the parent company for Riverview Community Bank, headquartered in Vancouver, Washington. On Tuesday, April 1, 2003, Riverview Bancorp, Inc. closed the trading day at $16.60 per share.

Forward-Looking Statements

This news release contains certain forward-looking statements. These statements include statements regarding anticipated future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or

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current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, changes in accounting requirements; changes in tax laws, legislative and regulatory changes that adversely affect the business in which Riverview Bancorp is engaged, and changes in the securities markets. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Riverview Bancorp undertakes no responsibility to update or revise any forward-looking statement.

Contact:
       Riverview Bancorp, Inc.
       Patrick Sheaffer or Ron Wysaske, 360/693-6650

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